EXHIBIT 10.1

Form of Exchange Agreement

April 20, 2021

Inphi Corporation

Marvell Technology, Inc.

0.75% Convertible Senior Notes due [2021][2025]

The undersigned investor (the “Investor”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Investor holds contractual and investment authority (each, including the Investor if it is a party exchanging Notes (as defined below), an “Exchanging Investor”), hereby agrees with each of Inphi Corporation, a Delaware corporation (the “Inphi Notes Issuer”), and Marvell Technology, Inc., a Delaware corporation (the “New Marvell Parent”, and together with the Inphi Notes Issuer, the “Companies”, and each a “Company”) to exchange certain 0.75% Convertible Senior Notes due [2021][2025], CUSIP [45772F AC1]1[45772F AE7]2 (the “Notes”) for shares (“Exchange Shares”) of the New Marvell Parent’s common stock, $0.002 par value per share (the “Common Stock”), pursuant to this exchange agreement (the “Agreement”). The Investor understands that the exchange (the “Exchange”) is being made without registration of the offer or sale of the Exchange Shares under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction in a private placement pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and that each Exchanging Investor participating in the Exchange is required to be an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is also a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. Capitalized terms used but not defined in this Agreement have the respective meanings set forth in the indenture, dated as of [September 12, 2016]3[April 24, 2020]4, (the “Indenture”) between the Inphi Notes Issuer and [Wells Fargo Bank, National Association]5 [U.S. Bank National Association]6, as trustee (the “Trustee”), as supplemented by that certain supplemental indenture (the “Supplemental Indenture”) to be entered into among the Trustee, the Inphi Notes Issuer and the New Marvell Parent on or about the date of the closing of the “Mergers” (as defined in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Marvell Technology Group Ltd., a Bermuda exempted company (“Existing Marvell”), on October 30, 2020, the “Mergers”), following which Mergers, inter alia, the Inphi Notes Issuer and Existing Marvell will each become a wholly-owned subsidiary of the New Marvell Parent, as described in such Current Report and in the Merger Agreement (the “Merger Agreement”) filed therewith. For the avoidance of doubt, the terms “Inphi Notes Issuer” and “Existing Marvell”, as used herein, include the respective continuing entities following the completion of the Mergers.

1. Exchange. On the basis of the representations, warranties and agreements herein contained and subject to the terms herein set forth, the Investor hereby agrees to exchange for itself and on behalf of the Exchanging Investors, an aggregate principal amount of the Notes set forth on Exhibit A hereto (the “Exchanged Notes”) for:

[1]	Insert for 2021 Notes.
[2]	Insert for 2025 Notes.
[3]	Insert for 2021 Notes.
[4]	Insert for 2025 Notes.
[5]	Insert for 2021 Notes.
[6]	Insert for 2025 Notes

(a)	a number of Exchange Shares per $1,000 principal amount of such Exchanged Notes equal to [•]; plus

(b)

an additional number of Exchange Shares per $1,000 principal amount of such Exchanged Notes equal to the quotient of (i) [•], divided by (ii) the average of the Daily VWAPs (as defined below) over the Reference Period (as defined below) (the aggregate number of Exchange Shares pursuant to clauses (a) and (b), the “Exchange Consideration”), in each case, as adjusted in good faith by the New Marvell Parent, without limitation to the Companies’ obligations under Section 2(j) below, for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring on or after the date hereof and prior to the Exchange Closing Date; provided that (x) the aggregate number of Exchange Shares constituting the Exchange Consideration as defined above shall be deemed to have given effect to the closing of the Mergers and the conversion of the Inphi Notes Issuer’s common stock, $0.001 par value per share, into the right to receive merger consideration consisting of 2.323 shares of Common Stock and $66.00 in cash and (y) the number of the Exchange Shares constituting the Exchange Consideration shall be rounded down to the nearest whole share for each Exchanging Investor.

For the avoidance of doubt, no cash will be paid to any Exchanging Investor in respect of any accrued and unpaid interest on the Exchanged Notes or otherwise in respect of the Exchange.

The New Marvell Parent shall notify the Investor of (x) the closing of the Mergers and the first Trading Day of the Reference Period prior to the beginning of the Reference Period and (y) the amount of the Exchange Consideration on the Business Day immediately following the last Trading Day of the Reference Period.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Daily VWAP” means, for each Trading Day (as defined below) in the Reference Period (as defined below), the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MRVL <equity> AQR”

in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the Last Reported Sale Price on such day), it being understood that upon completion of the Mergers the Common Stock of the New Marvell Parent is expected to be listed for trading on the Securities Exchange under the symbol “MRVL”, and if the Common Stock is listed for trading on the Securities Exchange under a different symbol, the abovementioned reference to the Bloomberg page shall be substituted mutatis mutandis. The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day (as defined in the Indenture) for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Reference Period” means the period of [    ] consecutive Trading Days commencing on the second Trading Day following the “Closing” (as defined in the Merger Agreement).

“Securities Exchange” means the Nasdaq Global Select Market.

“Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Common Stock generally occurs on the Securities Exchange or, if the Common Stock is not then listed on the Securities Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

The Investor (i) agrees that neither it nor any Exchanging Investor shall deliver a “Notice of Conversion” or “Fundamental Change Repurchase Notice” (each as defined in the Indenture) with respect to any Exchanged Notes and the Investor and each Exchanging Investor shall hold the Exchanged Notes until the Exchange Closing (as defined below) and (ii) waives the Inphi Notes Issuer’s and the New Marvell Parent’s obligation to offer to repurchase the Notes in compliance with the covenant set forth in Article 15 of the Indenture, as supplemented by the Supplemental Indenture (such covenant being referred to herein as the “Offer to Repurchase Covenant”) as a result of the Fundamental Change (as defined in the Indenture) that will occur on the date hereof as a result of the Mergers. In consideration for the performance of the mutual covenants hereunder (including as described in the immediately preceding sentence), the New Marvell Parent agrees to deliver the Exchange Consideration on the Exchange Closing Date (as defined below) to Inphi Notes Issuer, and Inphi Notes Issuer agrees to deliver the Exchange Consideration on the Exchange Closing Date to each Exchanging Investor in exchange for its Exchanged Notes.

The Exchange shall occur in accordance with the procedures set forth in Exhibit B.2 hereto (the “Exchange Procedures”); provided that each of the Companies and the Investor acknowledges that the delivery of the Exchange Shares to any Exchanging Investor may be delayed due to procedures and mechanics within the system of American Stock Transfer & Trust Company, LLC, The Depository Trust Company (“DTC”) or the Securities Exchange (including the procedures and mechanics regarding the listing of the Exchange Shares on the Securities Exchange) or other events beyond the New Marvell Parent’s control and that such a delay will not be a default under this Agreement so long as (i) the New Marvell Parent is using its reasonable best efforts to effect such delivery, or (ii) such delay arises due to a failure by Investor to deliver settlement instructions in accordance with Section 3(s); provided, further, that no delivery of the Exchange Shares will be made until the Exchanged Notes have been properly submitted for exchange in accordance with the Exchange Procedures, and no interest will be payable by reason of any delay in making such delivery.

The closing of the Exchange (the “Exchange Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m., New York City time, on the second Business Day immediately following the last Trading Day of the Reference Period (the “Exchange Closing Date”), or at such other time and place as the New Marvell Parent, the Inphi Notes Issuer and the Investor may mutually agree. On the Exchange Closing Date, subject to satisfaction of the conditions precedent specified herein and the prior receipt by the Inphi Notes Issuer from the Investor of the Exchanged Notes, the New Marvell Parent shall deliver the Exchange Shares to Inphi Notes Issuer, which in turn shall deliver the Exchange Shares to the DTC account specified by the Investor for each relevant Exchanging Investor in Exhibit B.1. All questions as to the form of all documents and the validity and acceptance of the Exchanged Notes and the Exchange Consideration will be determined by the New Marvell Parent and the Inphi Notes Issuer, in their sole discretion, which determination shall be final and binding. Subject to the terms of this Agreement, the Investor hereby, for itself and on behalf of its Accounts, (a) waives any and all other rights with respect to such Exchanged Notes, including, but not limited to, the right to require the Inphi Notes Issuer and the New Marvell Parent to repurchase their Notes in compliance with the Offer to Repurchase Covenant, and (b) releases and discharges each of the Companies from any and all claims the undersigned and its Accounts may now have, or may have in the future, arising out of, or related to, such Exchanged Notes.

2. Representations and Warranties and Covenants of the Companies. As of the date hereof and the Exchange Closing Date, each Company (provided that the representations, warranties and covenants in Section 2(d) and Section 2(i) shall be made only by the New Marvell Parent) represents and warrants to, and covenants with, the Exchanging Investors that:

(a) Such Company and each of its subsidiaries have been duly organized and are validly existing and in good standing (to the extent such concepts are applicable under such laws) under the laws of their respective jurisdictions of organization, have the corporate power and authority to own their property and to conduct their businesses as described in such Company’s filings and submissions with the SEC (the “SEC Documents”), including, without limitation, all information filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are duly qualified to transact business and are in good standing (to the extent such concepts are applicable under such laws) in each jurisdiction in which the conduct of their businesses or their ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of such Company and its subsidiaries, taken as a whole. Such Company has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.

(b) This Agreement has been duly authorized, executed and delivered by such Company and constitutes a legal, valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, re-organization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity (collectively, the “Enforceability Exceptions”).

(c) This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the charter or bylaws of such Company, (ii) any agreement or instrument to which such Company is a party or by which such Company or any of its assets or subsidiaries are bound that is material to such Company and its subsidiaries taken as a whole (including the Merger Agreement), or (iii) assuming the truth and accuracy of the representations and warranties and compliance with the covenants of the Investor and each Exchanging Investor herein, any United States or foreign laws, regulations or governmental or judicial decrees, judgements, rulings, writs, awards, injunctions or orders applicable to such Company and its subsidiaries and the transactions contemplated by this Agreement, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults as would not, individually or in the aggregate, materially impair the ability of such Company to consummate the transactions contemplated by this Agreement.

(d) When issued, delivered and paid for in the manner set forth in this Agreement, the Exchange Shares will (i) be validly issued, fully paid and non-assessable, (ii) be free and clear of any Liens (as defined in Section 3(c) below), option, equitable or other adverse claim thereto, including claims or rights under any voting trust agreements, stockholder agreements or other agreements to which the New Marvell Parent is a party, and (iii) will not be subject to any preemptive, participation, rights of first refusal or other similar rights under the General Corporation Law of the State of Delaware or the Bermuda Companies Act or any agreement to which the New Marvell Parent is a party (other than any such rights that will be waived prior to the Exchange Closing). Assuming the accuracy of the Investor’s and each Exchanging Investor’s representations and warranties hereunder, the Exchange Shares (a) will be issued in the Exchange in reliance on the exemption from the registration requirements of the Securities Act pursuant to 4(a)(2) of the Securities Act and (b) when issued will be free of any restrictive legend and will not be subject to restrictions on transfer under Rule 144 promulgated under the Securities Act.

(e) The execution of this Agreement by such Company and the consummation by such Company of the transactions contemplated hereby does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority, non-governmental regulatory authorities (including the Securities Exchange, other than the submission to the Securities Exchange of a Listing of Additional Shares notification form (the “LAS”) which the New Marvell Parent will so file, to the extent required, prior to the issuance of Exchange Shares on the Exchange Closing Date), except as may be required under any state or federal securities laws or that may be made or obtained after the Exchange Closing without penalty.

(f) Without the prior written consent of the Investor, such Company shall not disclose the name of the Investor or any Exchanging Investor in any filing or announcement, unless such disclosure is required by applicable law, rule, regulation or legal process based on advice of counsel.

(g) There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of such Company, threatened, against such Company that would reasonably be expected to impede the consummation of the Exchange.

(h) Such Company agrees that it shall, upon request, execute and deliver any additional documents deemed by the Trustee or transfer agent to be reasonably necessary to complete the Exchange.

(i) The New Marvell Parent hereby agrees to publicly disclose on or before 9:00 a.m., New York City time, on the first Business Day after the date hereof, the exchange of the Exchanged Notes as contemplated by this Agreement in a press release. The New Marvell Parent hereby acknowledges and agrees that any press release or Current Report on Form 8-K will disclose all confidential information communicated by any Company or the Existing Marvell to the Investor or any Exchanging Investor in connection with the Exchange to the extent any Company or the Existing Marvell believes such confidential information constitutes material non-public information, if any, with respect to the Exchange or otherwise as of such time.

(j) No Company will take any action that would result in an adjustment to the “Conversion Rate” (as defined in the Indenture) on or prior to the Exchange Closing (other than, for the avoidance of doubt, as described in Section 2(k) below).

(k) Without limitation to the obligations of the Inphi Notes Issuer under the Indenture and Section 5.19 of the Merger Agreement, the Inphi Notes Issuer and the New Marvell Parent have duly authorized, executed and delivered the Supplemental Indenture and provided any related certificates, opinions and documentation required by the Trustee satisfying the requirements of Article 10 and Article 11 of the Indenture in connection with the Mergers, which Supplemental Indenture provides for, inter alia, the full and unconditional guarantee by the New Marvell Parent of each of Inphi Notes Issuer’s obligations under the Indenture and the substitution of the Inphi Notes Issuer’s “Common Stock” with a “unit of Reference Property” (each as defined in the Indenture) consisting of 2.323 shares of Common Stock and $66.00 in cash.

3. Representations and Warranties and Covenants of the Investor. As of the date hereof and as of the Exchange Closing Date (except as otherwise set forth below), the Investor hereby, for itself and on behalf of the Exchanging Investors, represents and warrants to, and covenants with, each Company that:

(a) The Investor and each Exchanging Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b) The Investor has all requisite corporate (or other applicable entity) power and authority to execute and deliver this Agreement for itself and on behalf of the Exchanging Investors and to carry out and perform its obligations under the terms hereof and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor and each Exchanging Investor, enforceable in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. If the Investor is executing this Agreement on behalf of an Account, (i) the Investor has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and, bind, each Account, and (ii) Exhibit A attached to the Agreement contains a true, correct and complete list of (A) the name of each Account and (B) the principal amount of each Account’s Exchanged Notes, as applicable.

(c) As of the date hereof and as of the Exchange Closing, each of the Exchanging Investors is the current sole legal and beneficial owner of the Exchanged Notes set forth on Exhibit A attached to this Agreement and has held such Exchanged Notes continuously since at least April 14, 2021. When the Exchanged Notes are exchanged, the Inphi Notes Issuer will acquire good, marketable and unencumbered title thereto, free and clear of all liens, mortgages, pledges, security interests, restrictions, charges, encumbrances or adverse claims, rights or proxies of any kind (“Liens”). None of the Exchanging Investors has, nor prior to the Exchange Closing, will have, in whole or in part, other than pledges or security interests that an Exchanging Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, (x) assigned, transferred, hypothecated, pledged, exchanged, submitted for conversion pursuant to the Indenture or otherwise disposed of any of its Exchanged Notes (other than to the Inphi Notes Issuer pursuant hereto), or (y) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes.

(d) The execution, delivery and performance of this Agreement by the Investor and compliance by the Investor and each Exchanging Investor with all provisions hereof and the consummation of the transactions contemplated hereby, including the Exchange, will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except as may be required under the securities or Blue Sky laws of the various states), (ii) constitute a breach or violation of any of the terms or provisions of, or result in a default under, (x) the organizational documents of any of the Investor or any Exchanging Investor or (y) any material indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Investor or any of the Exchanging Investors is a party or by which such Investor or Exchanging Investor is bound, or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, decision, ruling, order, writ, award or decree of any court or any governmental body or agency having jurisdiction over the Investor or any of the Exchanging Investors.

(e) The Investor and each Exchanging Investor will comply with all applicable laws and regulations in effect necessary for each Exchanging Investor to consummate the transactions contemplated hereby and obtain any consent, approval or permission required for the transactions contemplated hereby and the laws and regulations of any jurisdiction to which the Investor and each such Exchanging Investor is subject, and no Company shall have any responsibility therefor.

(f) The Investor and each Exchanging Investor acknowledges that no person has been authorized to give any information or to make any representation or warranty concerning any Company or the Exchange other than the information set forth herein in connection with the Investor’s and each Exchanging Investor’s examination of the Companies and the terms of the Exchange and the Exchange Shares, and no Company takes, and J. Wood Capital Advisors LLC (the “Placement Agent”) does not take, any responsibility for, and neither the Companies nor the Placement Agent can provide any assurance as to the reliability of, any other information that others may provide to the Investor or any Exchanging Investor.

(g) The Investor and each Exchanging Investor has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks with respect to the Exchange and an investment in the Exchange Shares. With the assistance of the Investor’s and each Exchanging Investor’s own professional advisors, to the extent that the Investor and Exchanging Investor has deemed appropriate, such Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Exchange Shares and the consequences of the Exchange and this Agreement and the Investor and Exchanging Investor has made its own independent decision that the investment in the Exchange Shares is suitable and appropriate for the Investor and Exchanging Investor. The Investor and each Exchanging Investor has considered the suitability of the Exchange Shares as an investment in light of the Investor’s and such Exchanging Investor’s circumstances and financial condition and is able to bear the risks associated with an investment in the Exchange Shares.

(h) The Investor confirms that it and each Exchanging Investor is not relying on any communication (written or oral) of any Company, the Placement Agent or any of their respective affiliates or representatives as investment advice or as a recommendation to acquire the Exchange Shares in the Exchange. It is understood that information provided by the Companies, the Placement Agent or any of their respective affiliates and representatives shall not be considered investment advice or a recommendation to participate in the Exchange, and that none of the Companies, the Placement Agent or any of their respective affiliates or representatives is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding to participate in the Exchange.

(i) The Investor confirms that none of the Companies has (i) given the Investor or any Exchanging Investor any guarantee, representation or warranty as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Exchange Shares or (ii) made any representation or warranty to the Investor or any Exchanging Investor regarding the legality of an investment in the Exchange Shares under applicable legal investment or similar laws or regulations. The Investor confirms that it and each Exchanging Investor is not relying and has not relied, upon any statement, advice (whether accounting, tax, financial legal or other), representation or warranty by any Company or any of its affiliates or representatives, including, without limitation, the Placement Agent, except for the representations and warranties made by such Company in this Agreement, and that the Investor has made its own independent decision that the investment in the Exchange Shares is suitable and appropriate for the Investor and the Exchanging Investors.

(j) The Investor and each Exchanging Investor is familiar with the business and financial condition and operations of each Company and the Existing Marvell and the transactions contemplated by the Merger Agreement and the Investor and each Exchanging Investor has had the opportunity to conduct its own investigation of each Company, the Existing Marvell and the Exchange Shares. The Investor and each Exchanging Investor has had access to and has carefully reviewed the SEC Documents of each Company and the Existing Marvell (including, for the avoidance of doubt, Registration Statement on Form S-4 (File No. 333-251606) filed by the New Marvell Parent with the SEC, together with all information incorporated by reference therein and all information that forms part thereof) and such other information concerning each Company, the Existing Marvell and the Exchange Shares as it deems necessary to enable it to make an informed investment decision concerning the Exchange. The Investor and each Exchanging Investor has been offered the opportunity to ask such questions of each Company, the Existing Marvell and its respective representatives and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.

(k) Each Exchanging Investor is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor agrees to furnish any additional information regarding the Investor or any Exchanging Investor reasonably requested by any Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.

(l) The Investor and each Exchanging Investor is not, and has not been during the consecutive three month period preceding the date hereof and as of the Exchange Closing, will not be, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of any Company. To the Investor’s knowledge, no Exchanging Investor acquired any of the Notes, directly or indirectly, from an Affiliate of any Company.

(m) Neither the Investor nor any Exchanging Investor is directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, any Company.

(n) Each Exchanging Investor is acquiring the Exchange Shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Exchange Shares. The Investor and each Exchanging Investor understands that the offer and sale of the Exchange Shares have not been registered under the Securities Act or any state securities laws and are being issued without registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exemption depends in part upon the investment intent of the Exchanging Investors and the accuracy of the other representations and warranties made by the Investor or behalf of the Exchanging Investors in this Agreement. The Investor and the Exchanging Investors understand that the Companies are relying upon the representations, warranties and agreements contained in this Agreement (and any supplemental information provided to the Companies by the Investor or the Exchanging Investors) for the purpose of determining whether this transaction meets the requirements for such exemption(s) and to issue the Exchange Shares without legends as set forth herein.

(o) The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Companies. The Investor was given a meaningful opportunity to negotiate the terms of the Exchange.

(p) The Investor acknowledges that it and each Exchanging Investor had a sufficient amount of time to consider whether to participate in the Exchange and that no Company or the Placement Agent has placed any pressure on the Investor or any Exchanging Investor to respond to the opportunity to participate in the Exchange. The Investor acknowledges that neither it nor any Exchanging Investor has become aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act or otherwise through a “public offering” under Section 4(a)(2) of the Securities Act.

(q) The Investor acknowledges it and each Exchanging Investor understands that the Companies intend to pay the Placement Agent a fee in respect of the Exchange.

(r) The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents deemed by any Company and the Trustee or the transfer agent to be reasonably necessary to complete the transactions contemplated by this Agreement.

(s) No later than on the first Trading Day of the Reference Period, the Investor agrees to deliver to the Inphi Notes Issuer settlement instructions substantially in the form of Exhibit B.1 attached to this Agreement for each of the Exchanging Investors.

(t) The Investor acknowledges and agrees that it and each Exchanging Investor has not disclosed, and will not disclose, to any third party any information regarding the Exchange, and has not transacted, and will not transact in any securities of any Company or the Existing

Marvell, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by any Company or the Placement Agent with respect to the transactions contemplated by this Agreement until the earlier of: (x) after the confidential information (as described in the confirmatory wall-crossing email received by the Investor from the Placement Agent) is made public or has been determined by the Companies to no longer be material information (in which case the New Marvell Parent shall promptly communicate such determination to the Investor) or (y) 9:00 a.m., New York City time, on the first Business Day after the date hereof.

(u) The Investor and each Exchanging Investor understands that each of the Companies, the Placement Agent and others will rely upon the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if any of the representations and warranties deemed to have been made by it or the Exchanging Investors are no longer accurate, the Investor shall promptly notify the Companies and the Placement Agent prior to the Exchange Closing. The Investor understands that, unless the Investor notifies each of the Companies in writing to the contrary before the Exchange Closing, each of the Investor’s and Exchanging Investors’ representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Exchange Closing. If the Investor is exchanging any Exchanged Notes and acquiring the Exchange Shares as a fiduciary or agent for one or more accounts (including for purposes of this Section 3(u), the Accounts which are Exchanging Investors), it represents that (i) it has sole investment discretion with respect to each such account, (ii) it has full power to make the foregoing representations, warranties and covenants on behalf of such account and (iii) it has contractual authority with respect to each such account.

(v) The Investor and each Exchanging Investor acknowledges and the Investor agrees that the Placement Agent has not acted as a financial advisor or fiduciary to the Investor or any Exchanging Investor and that the Placement Agent and its directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in any Company’s SEC Documents and make no representation or warranty to the Investor or any Exchanging Investor, express or implied, with respect to any Company, the Existing Marvell, the Exchanged Notes or the Exchange Shares or the accuracy, completeness or adequacy of the information provided to the Investor or any Exchanging Investor or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or any Exchanging Investor.

(w) The Investor and each Exchanging Investor understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Exchange Shares or made any finding or determination concerning the fairness or advisability of this investment.

(x) The operations of the Investor and each Exchanging Investor have been conducted in material compliance with the applicable rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the applicable rules and regulations of the Foreign Corrupt Practices Act (“FCPA”) and the applicable Anti-Money Laundering (“AML”) rules in the Bank Secrecy Act. The Investor has performed due diligence necessary to reasonably determine that the Exchanging Investors are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), are not otherwise the subject of Sanctions and have not been found to be in violation or under suspicion of violating OFAC, FCPA or AML rules and regulations.

(y) The Investor acknowledges that the New Marvell Parent may issue appropriate stop-transfer instructions to its transfer agent, if any, and may make appropriate notations to the same effect in its books and records to ensure compliance with the provisions of this Section 3.

(z) The Investor and each Exchanging Investor is a resident of the jurisdiction set forth on Exhibit B.1 attached to this Agreement.

4. Condition to Obligations of the Investor and the Companies. The obligations of the Investor and the Exchanging Investors and of the Companies under this Agreement to effect the Exchange Closing are subject to the satisfaction at or prior to the Exchange Closing of the following conditions precedent:

(a) the representations and warranties of the Companies contained in Section 2 hereof (with respect to the Investor and Exchanging Investors) and of the Investor contained in Section 3 hereof (with respect to the Companies) shall be true and correct as of the Exchange Closing in all material respects (or, if qualified as to materiality, correct) with the same effect as though such representations and warranties had been made as of the Exchange Closing; and

(b) there shall not have been instituted or threatened or be pending any action, proceeding, investigation or regulatory inquiry before or by, any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, that would prohibit, prevent, restrict, delay or make illegal the consummation of the transactions contemplated by this Agreement or would materially impair the contemplated benefits of the Exchange to the Companies.

5. Waiver, Amendment. Neither this Agreement nor any provisions hereof or thereof shall be modified, changed or discharged, except by an instrument in writing, signed by each of the Companies and the Investor.

6. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either any of the Companies or the Investor without the prior written consent of each other party hereto.

7. Waiver of Jury Trial. EACH OF THE COMPANIES AND THE INVESTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such State’s rules concerning conflicts of laws that might provide for any other choice of law.

9. Submission to Jurisdiction. Each of the Companies and the Investor: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Companies and the Investor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

10. Venue. Each of the Companies and the Investor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9. Each of the Companies and the Investor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11. Service of Process. Each of the Companies and the Investor irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of any Company or the Investor to serve process in any other manner permitted by law.

12. Notices. All notices and other communications to the Companies provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, sent by prepaid overnight courier (providing written proof of delivery) or sent by confirmed facsimile transmission or electronic mail and will be deemed given on the date so delivered (or, if such day is not a business day, on the first subsequent business day) to the following addresses, or in the case of the Investor, the address provided on Exhibit B.1 attached to this Agreement (or such other address as any Company or the Investor shall have specified by notice in writing to the other):

If to the Inphi Notes Issuer:	Inphi Corporation Attention: John S. Edmunds, Chief Financial Officer Email:

Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94303 Attention: Allison M. Leopold Tilley Email: allison@pillsburylaw.com

If to the New Marvell Parent:	Marvell Semiconductor, Inc. Attention: Mitch Gaynor Email:

with a copy to (which shall not constitute notice):	Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 Attention: Eve Howard Email: eve.howard@hoganlovells.com

13. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of each of the Companies, the Investor and the Exchanging Investors and their respective heirs, legal representatives, successors and assigns. This Agreement constitutes the entire agreement between the Companies and the Investor with respect to the subject matters hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14. Notification of Changes. After the date of this Agreement, each of the Companies and the Investor hereby covenants and agrees to notify the other parties hereto upon the occurrence of any event prior to the Exchange Closing pursuant to this Agreement that would cause any representation, warranty or covenant of such Company or the Investor, as the case may be, contained in this Agreement to be false or incorrect.

15. Reliance by the Placement Agent. The Placement Agent may rely on each representation and warranty of the Companies and the Investor made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Placement Agent. The Placement Agent shall be a third-party beneficiary of this Agreement to the extent provided in this Section 15.

16. Severability. If any term or provision of this Agreement (in whole or in part) is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

17. Survival. The representations and warranties of the Companies and the Investor contained in this Agreement or made by or on behalf of the Exchanging Investors pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby.

18. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned (a) by mutual agreement of the Companies and the Investor in writing or (b) by either the Companies (acting jointly) or the Investor if the Exchange Closing has not occurred on or before [June 30], 2021 without liability of either the Companies or the Investor or the Exchanging Investors, as the case may be; provided that neither the Companies nor the Investor shall be released from liability hereunder if the Agreement is terminated and the transactions abandoned by reason of the failure of the Companies or the Investor or the Exchanging Investors, as the case may be, to have performed its obligations hereunder. Except as provided above, if this Agreement is terminated and the transactions contemplated hereby are not concluded as described above, this Agreement will become void and of no further force and effect.

19. Tax Treatment. The Companies intend that the New Marvell Parent’s transfer of the Exchange Consideration to Inphi Notes Issuer, followed by Inphi Notes Issuer’s delivery of the Exchange Consideration to the Investors, will be governed by Treasury Regulation Section 1.1032-3(b)(1). Accordingly, for U.S. federal income tax purposes, the New Marvell Parent will be treated as transferring cash to Inphi Notes Issuer equal to the fair market value of the Exchange Consideration, followed immediately by Inphi Notes Issuer’s transfer of the cash to the New Marvell Parent to purchase the Exchange Consideration, followed by Inphi Notes Issuer’s transfer of the Exchange Consideration to the

Investors. As a result of the foregoing treatment, the Exchanging Investors acknowledge, for U.S. federal income tax purposes, that the Exchange hereunder is intended to be a taxable exchange from the perspective of the Exchanging Investors. The parties shall file all tax returns consistent with, and take no positions inconsistent with, the intended tax treatment of the transactions under this Section 19 except as required pursuant to a final “determination” (as defined in Section 1313(a)(1) of the Code)..

20. Taxation. The Investor acknowledges that, if an Exchanging Investor is a United States person for U.S. federal income tax purposes, either (i) the Companies must be provided with a correct taxpayer identification number (“TIN”) (generally a person’s social security or federal employer identification number) and certain other information on a properly completed and executed Internal Revenue Service (“IRS”) Form W-9, or (ii) another basis for exemption from backup withholding must be established. The Investor further acknowledges that, if an Exchanging Investor is not a United States person for U.S. federal income tax purposes (“Non-U.S. Holder”), the Companies must be provided with a properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY (and all required attachments) or other applicable IRS Form W-8, attesting to that non-U.S. Holder’s foreign status and certain other information, including a Form of Tax Certificate, substantially in the form of Exhibit C.1 for Non-U.S. Holders that are not Partnerships for U.S. Federal Income Tax Purposes or in the form of Exhibit C.2 for Non-U.S. Holders that are Partnerships for U.S. Federal Income Tax Purposes, establishing an exemption from withholding under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”). The Investor further acknowledges that any Exchanging Investor may be subject to 30% U.S. federal withholding on amounts, if any, attributable to accrued and unpaid interest, or 24% U.S. federal backup withholding on certain payments made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. See Exhibit D for certain additional information. The Companies and their agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as are required to be deducted or withheld under applicable law. To the extent any such amounts are withheld and remitted to the appropriate taxing authority (including, for the avoidance of doubt, due to the failure of an Exchanging Investor to comply with the obligations set forth in this Section 20), such amounts shall be treated for all purposes as having been paid to the Exchanging Investor to whom such amounts otherwise would have been paid.

21. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this EXCHANGE AGREEMENT the day and the year first above written.

INPHI CORPORATION

By:
Name: Title:

MARVELL TECHNOLOGY, INC.

By:
Name: Title:

[Signature Page to the Exchange Agreement]

Please confirm that the foregoing correctly sets forth the agreement between the Companies and the Investor by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

Investor:
[_____________],
in its capacity as described in the first paragraph hereof

By
Name:
Title:

EXHIBIT A

Exchanging Investor Information

Exchanging Investor	Aggregate Principal Amount of Exchanged Notes

A-1

EXHIBIT B.1

Exchanging Investor:

Investor Address:

Telephone:

Country of Residence:

Taxpayer Identification Number:

Account for Notes:

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

Account for Shares (if different from Notes):

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

Exchanging Investor Address:

Telephone:

Country of Residence:

Taxpayer Identification Number:

B.1-1

EXHIBIT B.2

Exchange Procedures

NOTICE TO INVESTOR

These are the Exchange Procedures for the settlement of the exchange of 0.75% Convertible Senior Notes due [2021][2025], CUSIP [45772F AC1]7[45772F AE7]8 (the “Exchanged Notes”) of Inphi Corporation, a Delaware corporation (the “Inphi Notes Issuer”), for the Exchange Shares to be issued as Exchange Consideration (as defined in and pursuant to the Agreement between you and each of the Inphi Notes Issuer and Marvell Technology, Inc., a Delaware corporation (the “New Marvell Parent”, and together with the Inphi Notes Issuer, the “Companies”, and each a “Company”)). The New Marvell Parent will advise the expected Exchange Closing Date no later than on the last Trading Day of the Reference Period. To ensure timely settlement for the Exchange Consideration, please follow the instructions as set forth below.

These instructions supersede any prior instructions you received. Your failure to comply with these instructions may delay your receipt of the Exchange Consideration.

If you have any questions, please contact Yun Xie of J. Wood Capital Advisors LLC at            .

To deliver Exchanged Notes:

You must direct the eligible DTC participant through which you hold a beneficial interest in the Exchanged Notes on the Exchange Closing Date, no later than 9:00 a.m., New York City time, to post a withdrawal request for the aggregate principal amount of Exchanged Notes set forth on Exhibit A of the Agreement to be exchanged for Shares through the Deposit / Withdrawal at Custodian settlement system of the Depository Trust Company (“DTC”)

To receive Exchange Consideration:

[You must direct the eligible DTC participant on the Exchange Closing Date, no later than 9:00 a.m., New York City time, to post a deposit request for the aggregate principal amount of Exchange Shares through the Deposit / Withdrawal at Custodian settlement system of the DTC.]

Please note in respect of the deposit and withdrawal requests described above that posting such request on any date before the Exchange Closing Date will result in such request expiring unaccepted at the close of business on such date, and you will need to have such request reposted on the Exchange Closing Date.

American Stock Transfer & Trust Company LLC is the Transfer Agent and Registrar for the Common Stock.

Closing: On the Exchange Closing Date, after the Inphi Notes Issuer receives your Exchanged Notes and your delivery instructions as set forth above, and subject to the satisfaction of the condition precedent to the Exchange Closing as set forth in your Agreement, the Inphi Notes Issuer will deliver, or cause the delivery of, the Exchange Consideration in respect of the Exchanged Notes in accordance with the delivery instructions above.

[7]	Insert for 2021 Notes.
[8]

Insert for 2025 Notes. For the avoidance of doubt, the expectation is that you’ll indicate the unrestricted CUSIP (45772F AF4) for the Exchanged Notes when submitting the DWAC withdrawal request to deliver the Exchanged Notes; however, should the DTC mandatory exchange into an unrestricted CUSIP have not yet occurred prior to the Exchange Closing Date, you’ll need to indicate the restricted CUSIP (45772F AE7) for the Exchanged Notes.

B.2-1

EXHIBIT C.1

FORM OF

TAX CERTIFICATE

(For Non-U.S. Holders that are not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Exchange Agreement, dated as of April [•], 2021, by and among [•] (“Exchanging Investor”) and each of Inphi Corporation, a Delaware corporation (the “Inphi Notes Issuer”), and Marvell Technology, Inc., a Delaware corporation (the “New Marvell Parent”, and together with the Inphi Notes Issuer, the “Companies”, and each a “Company”) (the “Agreement”). Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. [______________________] (“Non-U.S. Holder”) is providing this certificate pursuant to Section 20 of the Agreement. The Non-U.S. Holder hereby represents and warrants that:

1. The Non-U.S. Holder is not a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), is the sole record and beneficial owner of the Exchanged Notes in respect of which it is providing this certificate and has furnished the Companies with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.

2. The Non-U.S. Holder is not a “bank” for purposes of Section 881(c)(3)(A) of the Code.

3. The Non-U.S. Holder is not a “10-percent shareholder” of any Company within the meaning of Section 881(c)(3)(B) of the Code.

4. The Non-U.S. Holder is not a “controlled foreign corporation” receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

5. The Non-U.S. Holder’s office address is [ ].

6. The Non-U.S. Holder shall promptly notify the Companies in writing in accordance with the Agreement if any of the representations and warranties made herein are no longer true and correct.

C-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. HOLDER]

By:
Name:
Title:

Date:____________________, ________

EXHIBIT C.2

FORM OF

TAX CERTIFICATE

(For Non-U.S. Holders that are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Exchange Agreement, dated as of April [•], 2021, by and among [•] (“Exchanging Investor”) and each of Inphi Corporation, a Delaware corporation (the “Inphi Notes Issuer”), and Marvell Technology, Inc., a Delaware corporation (the “New Marvell Parent”, and together with the Inphi Notes Issuer, the “Companies”, and each a “Company”) (the “Agreement”). Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. [______________________] (“Non-U.S. Holder”) is providing this certificate pursuant to Section 20 of the Agreement. The Non-U.S. Holder hereby represents and warrants that:

1. The Non-U.S. Holder is not a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), is the sole record owner of the Exchanged Notes in respect of which it is providing this certificate and has furnished the Companies with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.

2. Neither the Non-U.S. Holder nor any of its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code.

3. None of its direct or indirect partners/members is a “10-percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code.

4. None of its direct or indirect partners/members is a “controlled foreign corporation” receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

5. The Non-U.S. Holder’s office address is [                     ].

6. The Non-U.S. Holder shall promptly notify the Companies in writing in accordance with the Agreement if any of the representations and warranties made herein are no longer true and correct.

EXHIBIT C

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. HOLDER]

By:
Name:
Title:

Date:____________________, ________

C-1

EXHIBIT D

Under U.S. federal income tax law, a U.S. holder who exchanges Notes for Exchange Shares generally must provide such U.S. holder’s correct TIN on a properly completed and executed IRS Form W-9 (available from the Companies or at www.irs.gov/pub/irs-pdf/fw9.pdf) or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or a holder’s employer identification number. If the correct TIN is not provided, the U.S. holder may be subject to a $50 penalty imposed under Section 6723 of the Code. In addition, certain payments made to holders may be subject to U.S. backup withholding (currently set at 24% of the payment). If a holder is required to provide a TIN but does not have a TIN, the holder should consult its tax advisor regarding how to obtain a TIN. Certain holders (including corporations and non-U.S. holders) are not subject to these backup withholding and reporting requirements.

A non-U.S. holder (i) will be subject to 30% U.S. federal withholding on amounts, if any, attributable to accrued and unpaid interest, unless such holder establishes an exemption from, or a reduced rate of, such withholding, and (ii) must establish its status as an exempt recipient from backup withholding and can do so by submitting a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY (and all required attachments), or other applicable IRS Form W-8 (available from the Companies or at www.irs.gov), signed, under penalties of perjury, attesting to such holder’s exempt foreign status. This form also may establish an exemption from withholding under Section 1471 through 1474 of the Code.

U.S. backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS. Holders are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.